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                                                                    EXHIBIT 3(a)

                           CERTIFICATE OF AMENDMENT
                                      TO
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                      PIONEER-STANDARD ELECTRONICS, INC.


                                                              Charter No. 317430



        James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., an Ohio corporation, do hereby certify that a meeting of Shareholders of Pioneer-Standard Electronics, Inc. was duly called and held on July 23, 1996, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise at least two-thirds of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

        RESOLVED, that Article FOURTH of the Amended Articles of Incorporation shall be deleted and replaced by the following:

                "FOURTH: The authorized number of shares of the corporation is Eighty Million (80,000,000) shares, all of which shall be Common Shares, without par value."

        IN WITNESS WHEREOF, said James L. Bayman, President, and John V. Goodger, Assistant Secretary, of Pioneer-Standard Electronics, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 29th day of July, 1996.


                                  /s/ James L. Bayman
                                  ---------------------------------------
                                  James L. Bayman, President


                                  /s/ John V. Goodger
                                  ---------------------------------------
                                  John V. Goodger, Assistant Secretary


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